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                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT RESERVE ENGINEERS

     As Harken Energy Corporation's independent reserve engineers, Ryder Scott Company consents to the reference in Form 10-K and in the following Registration Statements of Harken Energy Corporation and in the related Prospectuses to Ryder Scott Company reserve report dated December 31, 2001.

Form                                Description
----                                -----------

S-3 Registration of 135,000 shares of common stock issued to Parkcrest (No. 333-71751)

S-3 Registration of 190,863 shares of common stock issued to Sidro, S.A (No. 333-78859)

S-3 Registration of 131,682 shares of common stock issued to Crescent International Ltd. (No. 333-79281)

S-3   Registration of 648,151 shares of common stock (No. 333-79617)

S-3 Registration of 112,173 shares of common stock issued to Lambertine (No. 333-80031)

S-3 Registration of 260,000 shares of common stock issued to International Rochester Energy Corporation (No. 333-85057)

S-3   Registration of 300,000 shares of common stock (No. 333-30490)

S-3   Registration of 200,000 shares of common stock (No. 333-34534)

S-3   Registration of 239,840 shares of common stock (No. 333-34650)

S-3   Registration of 173,973 shares of common stock (No. 333-34720)

S-3   Registration of 274,013 shares of common stock (No. 333-34830)

S-3   Registration of 246,153 shares of common stock (No. 333-38050)

S-3   Registration of 133,333 shares of common stock (No. 333-44564)

S-3   Registration of 777,142 shares of common stock (No. 333-48760)

S-3   Registration of 3,968,920 shares of common stock (No. 333-67156)

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S-3   Registration of 3,193,334 shares of common stock (No. 333-74410)

S-3   Registration of 521,232 shares of common stock (No. 333-59092)

                                                             RYDER SCOTT COMPANY

Houston, Texas
December 20, 2002